Exhibit 21

                              List of Subsidiaries



Name of Subsidiaries                                    State of Incorporation

vFinance Lending Services, Inc                          Florida
vFinance Advisors, LLC                                  Virginia
vFinance Investors, LLC                                 Virginia
vFinance Investments Holdings, Inc                      Florida
vFinance Investments, Inc                               Florida
vFinance Executive Services, Inc                        Florida
vFinance Holdings, Inc                                  Florida
Union Atlantic, LC                                      Florida
vFinance Capital, LC                                    Florida



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